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                                                                    Exhibit 10.2


THIS AGREEMENT is made the 20th day of August 2001 (the "Effective Date")

BETWEEN:

(1) T.M. WILLIAMS (ROW), LTD., a company incorporated under the laws of Anguilla with its registered office situated at The Hansa Bank Building
         - 1st Floor, The Valley, Anguilla, British West Indies (the "Consultant"),

AND

(2) BINGO.COM, INC., a company incorporated under the laws of Florida with its office situated at Suite C200 - 4223 Glencoe Avenue, Marina del Ray, California 90292, United States of America

AND

(3) T. M. WILLIAMS, businessman of #203 Shakespeare Tower, London, England, EC2Y 8DR (the "Executive"),

WHEREAS:

A. the Consultant has the ability to provide, outside the United Kingdom, consultancy services to the Company, which services the Company requires in connection with the developing, establishing, financing and day-to-day operations of an Internet Bingo company operating worldwide to provide both free and Pay for Play Bingo over the Internet and throughout the world (the "Business");

B. the Consultant and the Company have agreed that the Consultant shall provide services as an independent contractor on the terms and conditions set out hereinbelow;

C. the Executive is employed by the Consultant and is willing and able to provide the services on behalf of the Consultant by acting as the interim President and CEO of Bingo.Com, Inc.


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the sum of ten dollars in lawful money of the United States of America (US$10.00) paid by each of the parties hereto to the other, the respective covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby expressly acknowledged, the parties HERETO AGREE AS FOLLOWS:-

1.       1.       INTERPRETATION

         1.1 References in this Agreement to clauses, sub-clauses and schedules are to those in this Agreement and the schedules to this Agreement shall be deemed to be a part of this Agreement.

         1.2 References to any provision of a statute or regulation shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

         1.3 Clause headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement.

         1.4 Words importing one gender shall be construed as importing any other gender and words importing the singular shall be construed as importing the plural and vice versa.

         1.5 References to persons shall include bodies corporate and vice versa.


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2.       CONSULTING & EXECUTIVE SERVICES

         2.1 With effect from the Effective Date, the Company engages the Consultant to provide services, outside the United Kingdom, in connection with the operation of the Business and the Consultant hereby accepts the engagement (the "Consultancy").

         2.2 With effect from the Effective Date, the Consultant releases the Executive from his employment to the extent necessary to give effect to the terms of this Agreement provided that any agreement made between the Company and the Executive for his services does not conflict with his obligations at any time and from time to time to the Consultant (the Release").

3.       AGENTS AND ADVICE

         The Consultant shall be at liberty in the performance of its duties and in the exercise of any of the powers and discretions vested in it hereunder to employ and pay an agent to perform or assist in performing any or all of the services, duties and obligations required to be performed hereunder by the Consultant. Further the Consultant may act or rely upon the opinion or advice of or any information obtained without verifying or otherwise enquiring as to the accuracy of any information or assertions provided or from any broker, lawyer, valuer, surveyor, auctioneer or other expert whether reporting to the Company or to the Consultant or not and the Consultant, absent gross negligence or willful default, shall not be responsible for any loss occasioned by its so acting.

4.       RELATIONSHIP

         4.1 The Consultant shall be an independent contractor and nothing herein shall be construed as creating a partnership, co-venture or employment relationship between the Consultant and the Company.

         4.2 Neither the Consultant nor the Executive shall have the authority to obligate or bind the Company to any obligations or agreements in excess of US$25,000 without the prior authorization of the Board of Directors of the Company and, without limiting the generality of the foregoing:

                  4.2.1 they shall not hold themselves out as having any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company save and except those obligations falling within the normal course of obligations of a President and CEO of an organization;

                  4.2.2 they shall not make any representation or warranty on behalf of the Company save and except those obligations falling within the normal course of obligations of a President and CEO of an organization; and

                  4.2.3 they are not authorized to accept service of process for the Company.

         4.3 The Consultant and the Executive shall accept any reasonable directions issued by the Company in respect of the Business and pertaining to goals to be attained and results to be achieved during the currency of this Agreement.

         4.4 For the avoidance of doubt, none of the parties hereto intends to create a partnership, joint venture or to assume partnership liability or responsibility by entering into this Agreement, rather it is the intent of the parties hereto that the rights and obligations of the parties hereto be several and not joint or joint and several.

         4.5 The parties agree that the Executive is not an employee of the Company and, as


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                  such, save as required by law, there will be no deductions for any statutory withholdings. The Consultant will defend, indemnify and save harmless the Company from and against any liability that the Company may incur to any authority for source deductions, goods and services tax, provincial sales tax and any other remittance obligations arising with respect to payments under this Agreement.

5.       DURATION

         5.1 This Agreement shall commence on the Effective Date and remain in full force and effect until the earlier of the first anniversary of the Effective Date or the date this Agreement is terminated pursuant to clause 9 hereof (the "Termination Date").

         5.2 Unless this Agreement has been terminated pursuant to clause 9 hereof, upon the Termination Date the Consultant shall have the option to renew, by giving three (3) months notice in writing to the Company, this Agreement for a further term of up to one (1) year upon substantively the same terms as then pertain.

6.       COMPENSATION

         In consideration of the Consultancy and the Release, the Consultant shall be entitled to receive from the Company for each calendar month or part thereof during the duration of the agreement the sum of twenty thousand dollars in lawful money of the United States of America (US$20,000) payable monthly in arrears in accordance with the provisions set out below or as may be agreed in writing from time to time by the parties hereto.

7.       COSTS AND EXPENSES

         The Company shall reimburse the Consultant and/or the Executive for all out of pocket expenses reasonably incurred during the Consultancy including, without limiting the generality of the foregoing, airfares, accommodations, and vehicle expenses, provided that the Consultant and/or the Executive shall provide the Company with such vouchers or other evidence of actual payment of the said expenses as the Company may reasonably require.

8.       CONFIDENTIALITY

         8.1 For the purposes of this Agreement, "Confidential Information" means all confidential or proprietary facts, data, techniques, materials and other information relating to the Business of the Company, which may before or after the date of this Agreement be disclosed or delivered to the Consultant or the Executive by the Company or which may otherwise come within the knowledge of the Consultant or the Executive or which may be developed by the Consultant or the Executive in the course of providing the services or from any other Confidential Information. Confidential Information does not include:

                  (i) any information that is presently in the public domain;

                  (ii) any information that subsequently becomes part of the public domain through no fault of the Consultant or the Executive;

                  (iii) any information obtained by the Consultant or the Executive from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Company; or

                  (iv) any information that was independently developed by the Consultant or the Executive or was otherwise in the Consultant's or the Executive's lawful possession prior to receipt from the Company, other than through prior disclosure by the Company, as evidenced by their business records.



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         8.2      The Consultant and the Executive acknowledge that the
                  Confidential Information consists entirely of information and knowledge that is the exclusive property of the Company or persons from whom the Company has obtained its rights. They will treat the Confidential Information in strict confidence and will not disclose or permit the disclosure of the Confidential Information unless otherwise required by law or by a regulatory authority having jurisdiction over the Company, or except as previously approved in writing by the Company. They will protect such Confidential Information from disclosure by exercising a standard of care as may reasonably be expected to preserve its secret and confidential nature. The Consultant and Executive acknowledge and agree that nothing contained in this Agreement will be construed as an assignment to the Consultant or the Executive of any right, title or interest in the Confidential Information. All right, title and interest relating to the Confidential Information is expressly reserved by the Company. All documents containing Confidential Information are the property of the Company. Without limiting the generality of the foregoing, the Consultant and the Executive hereby transfer to the Company the property rights in all documents that now or hereafter may contain the Confidential Information.

         8.3 The Consultant and the Executive will not use the Confidential Information for any purpose other than as may reasonably be required in order to provide the services.

         8.4 The Consultant and the Executive will, if required by the Company, execute an agreement whereby they agree to disclose to the Company all works, discoveries, inventions, developments, productions, processes, improvements and work products, including, but not limited to, documents, written materials, programs, designs, discs and tapes resulting from, derived from or otherwise related to the provision of the services or the Confidential Information.

9.       TERMINATION


         9.1 The Executive shall not terminate this Agreement unless he has the prior written approval of the Consultant.

         9.2 Any of the parties hereto may terminate this Agreement, without prejudice to its other remedies, forthwith by giving thirty (30) days' notice in writing to the other parties if any other party either:

                  9.2.1 commits a material breach of the provisions of this Agreement provided that if the breach is capable of remedy then notice shall only be given if the party in breach shall not have remedied the same within thirty (30) days of having been given notice in writing specifying the breach and requiring it to be remedied; or

                  9.2.2 acts or omits to act, or any of its directors, officers, employees or agents act or omit to act, in a manner which shall, in the opinion of giving notice, in any way prejudice the interests of the party giving notice or bring the name of that party giving notice into disrepute; or

                  9.2.3 is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of amalgamation or reconstruction and the resulting company agrees to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator or administrative receiver appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which, in the opinion of the party giving notice, means that the other may be unable to pay its debts.

         9.3 Termination of this Agreement for whatever reason shall not affect or prejudice the rights of the parties arising in any way out of this Agreement as at the date of


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                  termination and in particular, but without limitation, the right to recover damages from the other.

         9.4 All provisions of this Agreement which are expressed to operate or survive in the event of termination of this Agreement shall remain in full force and effect after such termination.

10.      INDEMNITY

         10.1 Subject to the constating documents of the Company and all applicable laws, and with the exception of matters covered by clause 4.5 of this Agreement, the Company hereby agrees to indemnify and keep indemnified the Consultant (together with its directors, officers, employees and agents) from and against:-

                  10.1.1 any and all demands, claims, liabilities, losses, damages, costs, legal costs, professional and other expenses of any nature whatsoever including all interest and penalties, incurred or suffered by the Consultant or the Executive in connection with the Business and all or any breaches by the Consultant or the Executive of the provisions of this Agreement (including all or any act, neglect or default of the Consultant's directors, officers, employees and agents); or

                  10.1.2 all actions, suits and proceedings which may be commenced, taken or made against the Consultant or the Executive or which may be incurred or which may arise directly or indirectly by reason of the provision by the Consultant or the Executive of all or any of the services under this Agreement or by reason of any act done and/or omitted to be done in relation thereto or attempting to enforce the Consultant's rights under this indemnity, except insofar as any such claims arise from any breach of this Agreement by the Consultant, so long as the Consultant or the Executive (as applicable) acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Consultant or the Executive (as applicable) had reasonable grounds for believing that their conduct was lawful.

         10.2 All sums payable under clause 6 of this Agreement shall be payable by the Company immediately on demand by the Consultant in full without any deduction, withholding, counterclaim or set-off and if any such deduction or withholding is made, or any tax, duty or levy of any nature whatsoever, except taxes imposed on the Consultant and measured by the income of the Consultant, is required to be paid on the sum due, the Company shall immediately pay to the Consultant such additional amount as will result in the payment to and retention by the Consultant of the full amount which would have been received and retained by the Consultant but for such deduction or withholding or the imposition of any such tax, duty or levy.

11.      ASSIGNMENT AND DELEGATION

         11.1 The provisions of this Agreement shall be binding on and enure to the benefit of the successors and assigns of each party hereto provided that either party may not, and may not agree to, assign, transfer, charge or otherwise dispose of or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other parties.

         11.2 Neither the Consultant nor the Company shall be permitted to delegate any of their duties or obligations arising under this Agreement otherwise than may be expressly agreed in writing between the Consultant nor the Company.


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12.      FORCE MAJEURE

         12.1 None of the parties shall be in breach of the provisions of this Agreement if there is any failure of performance by it of its obligations under this Agreement occasioned by any act of God, fire, act of local, national or supranational authority or government or state, war, civil commotion, embargo, strike, lock-out or other cause beyond the control of either party.

         12.2 If any of the parties is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of such causes, such party shall give written notice to the others of such inability stating the cause in question, without delay. The operation of this Agreement (but not the provisions relating to confidentiality and the restrictive obligations of the parties) shall be suspended during the period in which the cause continues to have effect. Forthwith upon the cause ceasing to have effect, the party relying upon it shall give written notice thereof to the others.

         12.3 If the cause continues to have effect for a period of more than sixty (60) days, the parties not claiming relief under this clause shall have the right to terminate this Agreement forthwith upon giving written notice of such termination to the other parties.

13.      ILLEGALITY AND SEVERABILITY

         If any provision of this Agreement shall become or be declared illegal, invalid or unenforceable, in whole or in part, for any reason whatsoever by any competent court, tribunal or authority in Anguilla, such provision or part thereof shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in so far as the continued operation of this Agreement is concerned provided always that, if such deletion substantially affects or alters the commercial basis of this Agreement, the parties shall negotiate in good faith to amend and modify the provisions of this Agreement as may be necessary or desirable in the circumstances.

14.      NO WAIVER

         No failure or delay on the part of either of the parties to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be.

15.      ANNOUNCEMENTS

         No public announcement shall be made in respect of the subject matter of this Agreement without the prior written approval of the Consultant and provided always that the Consultant agrees to the form and content of any such announcement in writing.

16.      NOTICES

         16.1 Any notices or other communication given or made under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered post as follows:

                  If to the Consultant or to the Executive to:

                               T.M. Williams (Row) Ltd.
                               PO Box 727
                               The Valley
                               TV1 02P
                               Anguilla


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                               British West Indies

                               Fax: 264 498 3805
                               Attention:   Mr Donald R. Curtis

                  If to the Company:

                               Suite C200 - 4223 Glencoe Avenue
                               Marina del Ray
                               California 90292
                               United States of America

                               Fax: 801 457 1555
                               Attention:   Mr T.M. Williams

         16.2 In the event of any postal or other strike or industrial action affecting postal communications in or between Anguilla and the United States of America notices shall be given personally or by facsimile.

         16.3 Any such notice or other documents shall be deemed to have been received by the addressee five (5) working days following the date of dispatch if the notice or other document is sent by registered post or on the next working day after delivery if sent by hand or by facsimile.

17.      AMENDMENTS

         This Agreement may only be amended by written agreement signed by all parties.

18.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of Florida and the parties hereto submit to the jurisdiction of the courts of Florida.

19.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties with respect to the matters covered in it and no other or prior promises, representations, agreements, negotiations or discussions, oral or written, made by either party or its employees, officers or agents shall be valid or binding.

20.      COUNTERPARTS

         This Agreement may be executed in separate counterparts, which together shall be construed as a single instrument.


IN WITNESS whereof the parties or their respective duly authorised representatives have executed this Agreement as of the day and year first before written.

(SIGNATURE PAGE FOLLOWS)


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Signed by Donald R. Curtis, Director        )
for and on behalf of                        )
T.M. Williams (Row) Ltd.                    )
in the presence of:-                        )
                                            )
                                            )
"Catherine Orchard"                         )        "Donald Curtis"
------------------------------------        )        ---------------------------
Witness


Signed by Mitch White, Director             )
for and on behalf of                        )
BINGO.COM, Inc. in the presence of:-        )
                                            )
                                            )
"Jamie Lanfranco"                           )        "Mitch White"
------------------------------------        )        ---------------------------
Witness


Signed by                                   )
T.M. Williams                               )
In the presence of:-                        )
                                            )
                                            )
"Jamie Lanfranco"                           )        "T.M. Williams"
------------------------------------        )        ---------------------------
Witness